Exhibit 10.60

AMENDMENT NO. 1

TO

AMENDMENT NO. 2

TO THE

ENBREL® SUPPLY AGREEMENT

This Amendment No. 1 to Amendment No. 2 to the ENBREL Supply Agreement (“Amendment No. 2.1”) is made this 23rd day of June, 2008 (the “Amendment No. 2.1 Effective Date”) by and among IMMUNEX CORPORATION, a corporation of the State of Washington, having its principal place of business at One Amgen Center Drive, Thousand Oaks, California, 91320, U.S.A., together with its Affiliates (“Immunex”), WYETH (formerly known as American Home Products Corporation), a corporation of the State of Delaware having its corporate headquarters at Five Giralda Farms, Madison, New Jersey 07940, U.S.A. and acting through its Wyeth Pharmaceuticals Division (“Wyeth”), and BOEHRINGER INGELHEIM PHARMA GMBH & CO. KG, (formerly doing business as “Boehringer Ingelheim Pharma KG”) a German corporation having a place of business at Birkendorfer Straße 65, 88397 Biberach an der Riss, Federal Republic of Germany (“BIP”), and amends the Enbrel Supply Agreement effective as of November 5, 1998, by and among Immunex, Wyeth, and BIP, and as amended (the “Agreement”).

WHEREAS, Immunex, Wyeth and BIP have entered into a certain Agreement for BIP’s supply of Enbrel® (etanercept) to Immunex and Wyeth;

WHEREAS, on June 3rd , 2002, the Parties amended the ENBREL Supply Agreement through Amendment No. 2;

WHEREAS, in Amendment No. 2, the Parties set aside certain manufacturing capacity at the Original Biberach Facility and designated such capacity as the Baseline Accepted Unused Capacity.

NOW THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, each intending to be legally bound, hereby agree as follows:

1. Reductions to the Baseline Accepted Unused Capacity. The Parties hereby agree to amend and restate section 5.10(a)(4) with the following:

5.10	Maximum Request; Annual Minimum.

(a) Maximum Request.

(4) Baseline Accepted Unused Capacity.

a.	BIP hereby offers Immunex and Wyeth, and Immunex and Wyeth hereby accept, ten (10) Bulk Drug Substance Runs, using the ISP form of the First Generation Process, in the Original Biberach Facility, for each Post-Transition Year. Such ten (10) additional Bulk Drug Substance Runs shall be considered Accepted Unused Capacity subject to Section 5.1(a)(3) of the Agreement and shall be hereinafter referred to as the “Baseline Accepted Unused Capacity”. Notwithstanding the foregoing, BIP shall not be entitled to receive a milestone payment under Section 5.1(a)(4) for any Bulk Drug Substance produced from Baseline Accepted Unused Capacity in Calendar Year 2005.

In addition, BIP shall offer to Immunex and Wyeth the then available additional unused production capacity in the Original Biberach Facility beyond the Baseline Accepted Unused Capacity (the “Additional H84 Unused Capacity”) and shall make such offer in writing for each Post-Transition Year at least two (2) Calendar Years prior to the commencement of such Post-Transition Year. Any such Additional H84 Unused Capacity shall be for manufacture of the Product using the ISP form of the First Generation Process. Upon receipt of such written notice from BIP, Immunex and Wyeth shall have a period of thirty (30) days in which to provide written notice to BIP that Immunex and Wyeth wish to reserve all or any portion of such Additional H84 Unused Capacity for the production of additional kg of Bulk Drug Substance and, if Immunex and Wyeth accept any such capacity, it shall be deemed Accepted Unused Capacity subject to Section 5.1(a)(3) of the Agreement. Notwithstanding the foregoing, BIP shall not be entitled to receive a milestone payment under Section 5.1(a)(4) for any Bulk Drug Substance produced from Additional H84 Unused Capacity that becomes Accepted Unused Capacity in Calendar Year 2005.

b.	After the Second Generation Process has been implemented at the Original Biberach Facility, Buyer shall have the ability to designate, at its sole discretion, that the Baseline Accepted Unused Capacity shall be manufactured following either the First Generation Process or the Second Generation Process.

c.	Commencing in the year 2009, the Baseline Accepted Unused Capacity shall be reduced each year according to the following schedule until the expiration of the Agreement in 2012.

Post-Transition Year	Number of Bulk Drug Substance Runs to be considered Baseline Accepted Unused Capacity
2009	10
2010	7
2011	5
2012	2

2. Effect of Amendment 2.1 on Agreement. Except as otherwise set forth in this Amendment No. 2.1, all other terms and provisions of the Agreement shall remain in full force and effect. In the event of any conflict between the terms and conditions of the Agreement and the terms and conditions of this Amendment No. 2.1, the terms and conditions of this Amendment No. 2.1 shall control.

3. Counterparts. This Amendment No. 2.1 may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute together one and the same instrument.

IN WITNESS WHEREOF, the Parties have, by their duly authorized persons, executed this Amendment No. 2.1 as of the Amendment No. 2.1 Effective Date.

Boehringer Ingelheim Pharma GmbH & Co. KG

By:	/s/ HANS MICHELBERGER
Name:	Hans Michelberger
Title:	Vice President Legal

Date:	June 26, 2008

By:	/s/ ALOIS KONRAD
Name:	Alois Konrad
Title:	Vice President Supply Chain Management & Business

Date:	June 26, 2008

Immunex Corporation

By:	/s/ MADHAVAN BALACHANDRAN
Name:	Madhavan Balachandran
Title:	Senior Vice President Manufacturing

Date:	June 24, 2008

Wyeth, acting through its Wyeth Pharmaceuticals division

By:	/s/ MICHAEL E. KAMARACK
Name:	Michael E. Kamarack
Title:	Executive Vice President

Date:	June 23, 2008